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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K into the Company's previously filed Registration Statements on Form S-8, File Nos. 333-68825, 333-86693, 333-94893, 333-39404, 333-34592, 333-39320, 333-55452, 33-55454 on Form S-3,
File Nos., 333-32810, 333-94805, 333-94803 and on Form S-4, File No. 333-94449.

/s/ Arthur Andersen
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Arthur Andersen

Hamilton, Bermuda
March 30, 2001